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                                                 EXHIBIT 10(a)(i)

                      EMPLOYMENT AGREEMENT

      This AGREEMENT, made as of March 12, 1999 by and between ONEIDA LTD., a New York corporation (the "Employer") and ALLAN
CONSEUR (the "Executive").

                      W I T N E S S E T H:

      WHEREAS, the Employer has entered into an Asset Purchase Agreement with EUGENE AND ROBERT, INC., formerly known as THC SYSTEMS, INC., (the "Seller"), Eugene Goldberg and Robert Goldberg (collectively, the "Shareholders"), dated as of August __, 1996 (the "Asset Purchase Agreement");

     WHEREAS, the Seller is engaged in the business of importing and distributing chinaware, flatware, hollowware and related products to a diversified base of customers, including hotels, restaurants, distributors, airlines and institutions (the "Business");

      WHEREAS, subject to the terms and conditions contained in the Asset Purchase Agreement, the Employer will buy and the Seller and the Shareholders will sell the Business;

      WHEREAS, the Executive and the Employer's wholly-owned subsidiary, THC SYSTEMS, INC., formerly known as ONEIDA COMMUNITY CHINA, INC., entered into an Employment Agreement with dated as of August __, 1996 (the "Initial Employment Agreement") whereby the Employer retained the Executive as the President of THC SYSTEMS, INC., formerly known as ONEIDA COMMUNITY CHINA, INC.; and

     WHEREAS, the Employer and the Executive wish to replace the Initial Employment Agreement with this Employment Agreement effective as of the date first written above.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Executive agree as follows:

1.   Employment and Duties.

      (a) The Employer hereby employs the Executive as the President of its THC Systems, Inc. subsidiary on the terms set forth herein, and the Executive hereby accepts such employment. The Executive shall have such duties as are set forth in the Certificate of Incorporation and the By-Laws of the Employer and THC Systems, Inc. and such additional duties as are commensurate with the Executive's position. The Executive shall devote substantially all his business time, attention, skill and efforts to the faithful performance of his duties hereunder and shall not accept employment elsewhere while employed hereunder during the Term (as defined in Section 2). The Executive shall report exclusively to the Employer's Chief Executive Officer The Executive agrees to serve as (i) a member of the Board of Directors of THC Systems, Inc. (the "Board") or of the board of directors of any Affiliate (as defined in Section 6(f)) if asked to do so by the Employer or the Board and if elected by the shareholders of the Employer or such Affiliate, as the case may be, and (ii) an officer of Oneida Ltd. or any other Affiliate if directed to do so by the Employer. The Executive may (a) with the prior approval of the Employer, serve on corporate, civic or charitable boards or committees; (b) deliver lectures, fulfill speaking engagements or teach at educational institutions; and
(c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. The Executive shall at all times conduct himself in such a manner as not to prejudice the reputation of the Employer in the fields of business in which it is engaged or with the public at large.

      (b) The Employer hereby agrees that it shall not require the Executive (i) to relocate his principal place of business more than twenty-five (25) miles from its present location in Melville, New York, except if such relocation is made not earlier than two years after the Effective Date to Oneida Ltd.'s offices at 41 Madison Avenue, New York, New York, and (ii) to make in excess of four (4) trips to the Far East annually during the Term (as defined in Section 2).

2.   Term.

      The term of this Agreement shall commence as of the closing of the acquisition of the Business pursuant to the Asset Purchase Agreement (the "Effective Date") and shall continue in effect through and including January 31, 2003. As used hereinafter, "Term" shall mean the original and extended term of this Agreement.


3.   Compensation.

      During the Term, the Executive shall be entitled to the following compensation for his services to the Employer and any
Affiliate:

      (a) Base Salary. The Executive's base salary (the "Base Salary") shall be $364,000 per annum, payable in accordance with Oneida Ltd.'s normal payroll practices. The Base Salary shall be reviewed at least annually by the Board. The Base Salary level and any increases thereon shall not be decreased during the Term.

      (b) Annual Bonus. In addition to the Base Salary, for each fiscal year during the Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"). During the Term, the minimum Annual Bonus payable to the Executive under this Section shall be $150,000.00 per fiscal year.

      (c) Benefit Plans. In addition to the Base Salary and Annual Bonus payable pursuant to this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans and welfare benefit plans of Oneida Ltd. applicable to other key executives of Oneida Ltd. and its subsidiaries, including, but not limited to, the Oneida Ltd. 401(k) Plan and the Oneida Ltd. defined benefit pension plan, and shall be entitled to vacation and fringe benefits in accordance with the policies of Oneida Ltd. applicable to other key executives. In addition, the Executive shall be (i) entitled to a monthly automobile allowance of $1,000; (ii) recommended to the Compensation Committee of the Board of Directors of Oneida Ltd. for awards under Oneida Ltd.'s 1987 Stock Option Plan, in accordance with its terms as in effect from time to time; and (iii) eligible to participate in Oneida Ltd.'s non-qualified deferred compensation plan for its executives, in accordance with its terms as in effect from time to time.

      (d) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses, including travel and entertainment expenses, incurred by him in the performance of his duties for the Employer, which expenses shall be reimbursed to him in accordance with the policies and procedures of Oneida Ltd. that are applicable to key executives of Oneida Ltd. and its subsidiaries at the time such expenses are incurred.

      (e) Vacation. The Executive shall be entitled to annual vacation in accordance with the policies periodically established by Oneida Ltd. for similarly situated executives, which vacation shall in no event be less that four (4) weeks per year.

4.   Termination of Employment.

      (a) Termination for Cause; Resignation. The Employer may terminate the Executive's employment hereunder for Cause (as defined in Section 6(a)). If the Executive's employment is terminated by the Employer for Cause, or by the Executive at any time prior to the expiration of the Term, the Employer shall be under no obligation to make any additional payments of Base Salary, Annual Bonus or any other benefits specified in Section 3 for any periods after the Date of Termination (as defined in Section 6(c)), except for payment of any Base Salary or Annual Bonus earned prior to the Date of Termination but not yet paid to the Executive or any payment from any employee benefit plan or the continuation of coverage under any insurance program that may be required by law. Furthermore, the Executive shall not be entitled to the payment of any pro rata amount of any Annual Bonus for the calendar year during which the Date of Termination occurs.

       (b) Termination without Cause. If the Executive's employment is terminated by the Employer without Cause, prior to the expiration of the Term, the Executive shall be entitled to a severance benefit (the "Severance Benefit") equal to the Base Salary he would have received during the remainder of the Term (the "Severance Period"). The Severance Benefit shall be payable in accordance with the normal payroll policy of the Employer in effect as of the Date of Termination. The Executive shall also be entitled to continue to receive coverage under Oneida Ltd.'s medical and life insurance programs through the end of the Severance Period at the same cost to the Executive as applied prior to his termination of employment; provided, however, that such entitlement shall cease as of the time that the Executive obtains alternate full-time employment.

     (c) Death Before End of Term. If the Executive dies prior to the expiration of the Term, the Employer shall be under no obligation to make additional payments to the Executive's estate after the Date of Termination except for any compensation earned prior to the Date of Termination but not yet paid and for the pro rata portion of any Annual Bonus that would have been paid to the Executive had he survived and been employed by the Employer until the last day of the year of his death. Such Annual Bonus payment shall be made at the time such bonus
payments  would  normally have been made  for  such  year.   The
Employer shall also continue to provide any benefits to the Executive's survivors as required by law.

       (d)    Disability.   The  Employer  may   terminate   the
Executive's employment because of Permanent Disability (as defined in Section 6(d)) prior to the expiration of the Term. If the Executive's employment is terminated because of Permanent Disability, the Executive shall be entitled to continue to receive payment of Base Salary through the end of the Term, offset by any payment to the Executive on account of disability from any employer or government-sponsored disability insurance plan through the end of the Term. The Employer shall also continue to provide any benefits to the Executive required by law or the terms of any benefit plan.

       (e) Retirement. The Executive's employment may be terminated by the Executive or by the Employer on account of Retirement (as defined in Section 6(e)). The Executive shall not be entitled to any further payments of compensation or other benefits provided under Section 3 after the Date of Termination, except for any retirement benefit payments due to the Executive from any retirement plan sponsored by Oneida Ltd.

      (f) Change of Control. The Executive may terminate this Agreement and his employment with the Employer on account of a Change of Control of the Employer (as defined in Section 6(g)). A termination by the Executive under this Section 4(f) shall be effective thirty (30) days after the Employer receives a Notice of Termination and shall relieve both the Employer and the Executive of all rights and duties under this Agreement as of the effective date of the termination, except that on or before the effective date of the termination the Employer shall pay to the Executive all amounts that are otherwise due under this Agreement through the effective date of the termination, including but not limited to all Base Salary, the value of all accrued but unused vacation, the pro-rata amount of the Annual Bonus and the auto allowance.

      In the event that the Employer or a successor-in-interest to the Employer terminates this Agreement following a Change of Control, the Employer shall pay to the Executive a lump sum equal to all amounts that the Executive would otherwise have been entitled to under this Agreement through January 31, 2003, including but not limited to all Base Salary, Annual Bonuses and auto allowance. This paragraph shall be in addition to and not in lieu of any other rights or remedies the Executive might have against the Employer or any successor-in-interest to the Employer at law or in equity.

      (g) Notice of Termination Required. No termination of employment by the Executive or by the Employer pursuant to this
Section 4 shall be effective unless the terminating party shall have delivered a Notice of Termination (as defined in Section 6(b)) to the other party.

5.   Non-Competition and Trade Secrets.

      (a) No Competing Employment. While employed by the Employer and for so long as the Executive shall be receiving payments of Base Salary hereunder, or, if longer, during the twelve-month period following the Date of Termination (the "Restricted Period"), the Executive shall not, without the prior written consent of the Employer, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time, is engaged in the business of manufacturing, producing or supplying Tabletop Products or related services to customers in the foodservice or consumer products industry worldwide. Notwithstanding the foregoing, this Section 5(a) shall not apply to the Executive in the event that (i.) he properly exercises his option to terminate this Agreement under
Section 6(f), above, or (ii.) the Executive's employment is terminated following a Change in Control.

      (b) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Employer or an Affiliate), intentionally solicit, endeavor to entice away from the Employer or an Affiliate, or otherwise interfere with the relationship of the Employer or an Affiliate with, any person who is employed by the Employer or an Affiliate or any person or entity who is, or was within the then most recent twenty-four-month period, a customer or client of the Employer's or an Affiliate's products.

      (c) Secrecy. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment with the Employer, he may acquire confidential information and trade secrets concerning the operation of the Employer or an Affiliate, the use or disclosure of which could cause the Employer or an Affiliate substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Employer that he will not at any time (whether during or after the Term), except in the performance of his obligations to the Employer hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Employer, or any predecessors to its business, or use any such information to the detriment of the Employer. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Employer's management with respect to the Employer's products, manufacturing processes, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Employer's products), business plans, prospects or opportunities.

      (d) Exclusive Property. The Executive confirms that all confidential information is the exclusive property of the Employer. All business records, papers and documents kept or made by the Executive relating to the business of the Employer or an Affiliate shall be and remain the property of the Employer or the Affiliate, respectively, during the Term and at all times thereafter. Upon the termination of his employment with the Employer or upon the request of the Employer at any time, the Executive shall promptly deliver to the Employer, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Employer or an Affiliate other than personal notes or correspondence of the Executive not containing proprietary information relating to such business or affairs.

      (e) Stock Ownership. Nothing in this Agreement shall prohibit the Executive from acquiring or holding any issue of stock or securities of any company that has any securities listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that, at any time during the Restricted Period, the Executive and members of his immediate family do not own more than five (5) percent of any voting securities of any such company engaging in the type of business described in Section 5(a) above.

      (f) Injunctive Relief. The Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Employer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Employer shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required to specifically enforce any of the covenants in this Section 5. The Executive agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

6.   Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

     (a)  Cause.  Each of the following shall constitute Cause:

            (i) the willful and continued failure by the Executive to perform his duties or to comply with the policies of the Employer or Oneida Ltd. (other than any such failure resulting from the termination of the Executive's employment for death, Retirement, Permanent Disability or Good Reason), after written notice of such failure has been given to the Executive and the Executive has had a reasonable period of time to correct such failure;

           (ii) the willful commission by the Executive of acts that are dishonest and demonstrably or materially injurious to the Employer, monetarily or otherwise;

           (iii) the conviction of the Executive for a felony; or

           (iv) a material breach of any of the covenants set forth in this Agreement, after written notice of such breach has been given to the Executive and the Executive has had a reasonable period of time to cure such breach.

      (b) Notice of Termination. A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (c)  Date of Termination.  "Date of Termination" shall mean
(A) if the Executive's employment is terminated for Permanent Disability, thirty (30) days after a Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (B) for any other reason, the date specified in the Notice of Termination (which, in the case of a termination without Cause shall not be less than thirty (30) days, and in the case of a termination by the Executive shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

      (d)   Permanent Disability.  "Permanent Disability"  shall
have   the   meaning  attributable  thereto  in  the  applicable
disability plans of the Employer.

      (e)   Retirement.   "Retirement" shall  have  the  meaning
attributable thereto in the applicable retirement plans of   the
Employer.

      (f)   Affiliate.   "Affiliate" shall include  any  company
controlling, controlled by or under common control with the Employer.

      (g.) Change of Control. "Change of Control" shall be deemed to have occurred if any of the following have occurred:

           (i)  any individual, partnership, firm,
       corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

           (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof;

           (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction;

           (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

            (v) there is a "change in control" or a "change in the effective control" of the Company within the meaning of Section 280G of the Code and the Regulations.

7.   Binding Agreement.

      This Agreement shall be binding on, and inure to the benefit of, the Employer and its successors and assigns. This Agreement shall be binding on the Executive. This Agreement shall also inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

8.   Notice.

      Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address first set forth below (or such other address as may from time to time be designated by notice by any party hereto for such purpose):

     To the Employer:    Oneida Ltd.
                         Oneida, New York  13421
                         Attention: Peter J. Kallet

     With a copy to:     Oneida Ltd.
                         Legal Department
                         Oneida, New York 13421
                         Attention:  Catherine H. Suttmeier

     To the Executive:   Mr. Allan Conseur
                         8 Hawkins Drive
                         Northport, New York  11768

      Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.

9.   Amendment and Waiver.

      No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10.  Merger of Prior Negotiations.

      This Agreement sets forth all of the promises, agreements, conditions and understandings between the parties hereto respecting the subject matter hereof and supersedes all prior negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such subject matter.

11.  Partial Invalidity.

      If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

12.  Governing Law.

      This Agreement is to be governed by and interpreted in accordance with the laws of the State of New York.

13.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.  Statements.

      During the Restricted Period, the Executive and the Employer agree to refrain from making any comments or statements to the press, the employees of the Employer or any Affiliate or any individual or entity with whom the Employer or any Affiliate has a business relationship which would be likely to adversely affect (a) the conduct of the business of the Employer or any Affiliate or the business reputation of the Employer or any Affiliate or any of their employees, representatives or members of their boards of directors, in the case of comments made by the Executive or (b) the Executive's future employment or personal or professional reputation, in the case of comments made by the Employer.

15.  Arbitration.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York in accordance with the commercial rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.



ONEIDA LTD.

By:  /s/ PETER J.  KALLET
Name:      Peter  J.  Kallet
Title: President & Chief Executive Officer
Date:


ALLAN CONSEUR

By: /s/ ALLAN H.  CONSUER
Date: